Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-227696 on Form S-8 of our report dated March 14, 2019, relating to the financial statements of Ra Medical Systems, Inc., appearing in this Annual Report on Form 10-K of Ra Medical Systems, Inc. for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP

San Diego, California

March 14, 2019